UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2019

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2019, Canterbury Park Holding Corporation (the “Company”) announced that its Chief Financial Officer and Senior Vice President of Finance Robert M. Wolf was resigning as an officer and employee of the Company to take a position with another company. The Company expects his last day of employment will be April 19, 2019.

Effective April 22, 2019, Randall D. Sampson, the Company’s Chief Executive Officer and President, will become the Company’s acting principal financial officer and principal accounting officer until the Company names a successor.  In addition to serving as the Company’s Chief Executive Officer and President, Mr. Sampson also served as the Company’s principal financial officer and principal accounting officer from 1994 until 2001, and from December 2016 until August 2017. As disclosed in the Company’s Proxy Statement for its 2017 Annual Meeting of Shareholders, after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification. He subsequently gained experience as a controller of a private company and, thereafter, served as Chief Financial Officer of a public company before becoming one of the co-founders of Canterbury Park Holding Corporation in 1994. Mr. Sampson will not receive any additional compensation for assuming the duties of principal financial officer and principal accounting officer.

Item 9.01.	Financial Statements and Exhibits.
(d.)	Exhibits
99.1 Canterbury Park Holding Company Press Release dated April 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: April 9, 2019	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer